EXHIBIT 99.1

Surge Global Energy Announced Review Update of Canadian Tax Reserves
February 1, 2008 at 04:38 AM (Eastern)

SAN DIEGO--(BUSINESS WIRE)--Surge Global Energy, Inc. (OTC: SRGG - News) (“Surge”) today announced a review update of its Canadian Tax Reserves.

Since the Company’s previous announcement regarding Canadian taxes on December 26, 2007, the Company has quantified its liability for Canadian taxes arising from the Peace Oil transactions. After retaining KPMG LLP as Canadian tax advisors to assist us with respect to computing our tax reserves, we have determined, as noted in our recent 8-K filing with the Securities and Exchange Commission, that the estimated Canadian tax reserves are approximately $3.6 to $5 million greater than the previously reported $1 million reserve. Based on the Canadian tax year end of Peace Oil Corp., the tax in respect of the Peace Oil asset sale will be due by August 2008.  To provide the optimal economic return to the Company and its shareholders, we are actively seeking tax mitigation strategies as well as potential M&A activity to defer some or all of the Canadian tax.

About Surge Global Energy, Inc.

Surge Global Energy, Inc is a U.S. based early stage oil and gas exploration company seeking to invest and acquire properties in underdeveloped regions of Canada and the USA with a current interest in an exploration stage oil and gas project in Argentina and looking to identify, acquire and develop working interests in other underdeveloped oil and gas projects.

Forward-Looking Statements

Materials in this press release may contain information that includes or is based upon forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give our expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Our actual results may vary materially, and there are not guarantees about the performance of our stock.

Any forward-looking statements represent our expectations or forecasts only as of the date they were made and should not be relied upon as representing our expectations or forecasts as of any subsequent date. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise, even if our expectations or forecasts change. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s SB-2 filed with the SEC on August 27, 2007, and in our most recent Annual Report on Form 10-KSB, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possible inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

Contact:
Surge Global Energy, Inc.
David Perez, 1-858-704-5018
Main Office: 1-858-704-5010
Chief Executive Officer and Chairman of the Board
david@surgeglobalenergy.com